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                                  EXHIBIT 23.4

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                                                                    Exhibit 23.4

                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 17, 2000, with respect to the consolidated financial statements of Innes Street Financial Corporation for the years ended September 30, 2000 and 1999 included in the Registration Statement (Form S-1
No. 33-00000) and related Prospectus for the registration of up to 4,600,000 shares of its common stock and the Form AC of Citizens South Banking Corporation to be filed with the Securities and Exchange Commission and the Office of Thrift Supervision.

                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP


Greensboro, North Carolina
June 25, 2002